                Request for Acceleration of Effective Date of
                          Registration Statement of
                      Oppenheimer Total Return Bond Fund
      Pursuant to Rule 461 under the Securities Act of 1933, as amended

VIA EDGAR
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February 11, 2003

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, Virginia 22312

      Re:   Oppenheimer Total Return Bond Fund
            File Nos. 333-101878 and 811-21268
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To the Securities and Exchange Commission:

      Oppenheimer Total Return Bond Fund (the "Registrant") and
OppenheimerFunds Distributor, Inc., as general distributor of the
Registrant's shares, hereby request the acceleration of the Registrant's
Registration Statement on Form N-1A to February 19, 2003.

                                    Oppenheimer Total Return Bond Fund

                                    By:       /s/ Robert G. Zack

                                       -----------------------------------------
                                                  Robert G. Zack, Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By:        /s/ Katherine Feld

                                       -----------------------------------------
                                       Katherine Feld, Secretary